RE TRACK USA, INC.
                          SECURITIES PURCHASE AGREEMENT
        IN THE FORM OF A CONVERTABLE UNIT(S), CONSISTING OF A $25,000.00
              UNSECURED PROMISSORY NOTE(S), WARRANT(S) TO PURCHASE
                           SHARES OF COMMON STOCK AND
                PURCHASER(S) INVESTMENT REPRESENTATION AGREEMENT

THIS AGREEMENT: is made effective this ____ day of August 1999, between Re-Track USA, Inc. a Delaware Corporation (the "Company") and __________ (the "Purchaser(s)").

                                   WITNESSETH

In consideration of the mutual promises contained herein, and other good and valuable consideration, the parties hereto agree as follows.

1. AGREEMENT OF PURCHASE AND SALE: The company agrees to sell to Purchaser(s), and Purchaser(s) agree to purchase from the Company ___ Unit(s) (the "Units") at a per Unit purchase price of $25,000.00 for an aggregate purchase price of $__________. Each Unit will consist of (i) a $25,000.00 unsecured promissory note in the form of Exhibit A hereto (the "Note") convertible under certain conditions into shares of Common Stock of the Company (the "Common Stock") and
(ii) a Warrant (the "Warrant") in the form of Exhibit B hereto for the purchase of certain shares of the Company's Common Stock. Payment is due with the tender of this Securities Purchase Agreement and shall be made payable to the Company.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: In consideration of Purchaser(s) purchasing the Unit(s), the Company represents and warrants to the Purchaser as follows:

(a) ORGANIZATION: The Company is a duly organized and existing corporation under the laws of the state of Delaware.

(b) GOOD STANDING: The Company is in good standing under the laws of the state of Delaware, and there are no proceedings or actions pending to limit or impair any of its powers, rights, and privileges, or to dissolve it.

(c) CORPORATE AUTHORIZATION: The execution and delivery of this agreement and the consummation of the transactions contemplated have been duly authorized by proper corporate action of the Company.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER: In consideration of the Company's offer to sell the Unit(s), Purchaser(s) hereby represent and warrant to the Company as follows:

(a) INFORMATION ABOUT THE COMPANY: Purchaser(s) has had the opportunity to ask questions and request information from the Company and to receive such information and answers from the Company, or officer, agent and or representative of the Company, concerning the terms and conditions of the investment and the general and overall business affairs of the Company.

Purchaser(s) has further obtained all such additional information necessary to verify such received information. Purchaser(s) has received such additional information concerning the Company that the Purchaser(s) considers necessary or advisable in order to form a decision concerning an investment in the Company.

(b) HIGH DEGREE OF RISK: Purchaser(s) realizes that the Unit(s) involve a high degree of risk including the risks of receiving no return on the investment and the losing of the complete investment in the Company. Purchaser(s) has paid particular attention to and understands the following specific RISK FACTORS.

(i) LACK OF SALES AND PROFITS AND UNCERTAINTY OF A GOING CONCERN: The Company has generated no sales and since inception has incurred considerable operating losses. The Company's cash with which to conduct operations has been depleted and its ability to continue as a going concern cannot be assured. No assurance can be given that the Company will ever be profitable.

(ii) NEED FOR ADDITIONAL FINANCING: The Company's ability to continue as a going concern is dependent upon its obtaining additional financing to support the Company's operations and contemplated growth. The Company currently requires additional equity capital or debt financing to enable further expansion and or to sustain operations. No assurance can be given that the Company will be able to locate additional capital on terms acceptable to it or at all. No assurance can be given that the Company will be successful in its offer to sell the units contemplated herein.

(iii) PRODUCTS MAY NOT BE COMMERCIALLY ACCEPTED: The Company has acquired patented safety disposable retractable safety syringe technology and certain other medical products, none of which have been commercially introduced to customers. There is no assurance that the Company's intended customers will commercially accept the Company's products.

(iv) PATENT PROTECTION MAY BE INSUFFICIENT: Although the Company has certain U.S. and foreign patents covering its safety disposable retractable syringe technology and certain other medical products as acquired by the Company, there can be no assurance that these patents sufficiently protect the Company's intellectual property, that such patents will not be infringed by others or that others will not develop substantially equivalent noninfringing technology.

(v) COMPETITION: The medical products industry and in particular that for syringe products is highly competitive. Several firms, including Sherwood Medical and Becton Dickenson, offer disposable, safety syringes directly competitive with the Company's products. These firms are better known and better capitalized and have significantly greater financial resources, more experienced organizations, and a greater number of employees than the Company.

(vi) GOVERNMENT REGULATION: The manufacturing and marketing of medical products in the United States is regulated by the U.S. Food and Drug Administration (the "FDA"). Although the Company's syringe technology has received 510k approval from the FDA for the marketing of its disposable, retractable, safety syringe, it has not received any such approval with respect to any of its other medical products. Compliance with FDA regulations is time consuming and expensive and there can be no assurance that the Company will ever receive additional approvals to market its various medical products.

Purchaser Initials_______

(vii) RELIANCE ON KEY PERSON: The Company is highly dependent upon the services of Mr. Martin Kelly, the Company's President, CEO and founder. The loss of Mr. Martin Kelly's services could have a materially adverse effect on the Company.

(viii) NEED FOR ADDITIONAL PERSONNEL: Mr. Kelly has no substantial experience in the manufacturing or marketing of medical products. The Company intends to seek additional qualified personnel. There is no assurance that the Company can attract or retain any such new personnel.

(ix) PRODUCT LIABILITY CLAIMS: There can be no assurance that the Company will not be named in a product liability lawsuit, nor that the Company will not be held partially or fully liable in the event of such a lawsuit. The Company currently has no product liability insurance, although it intends to seek coverage when it commences commercial marketing of its products and if cash flow permits. There is a risk of claims against the Company, based on product liability or other legal theories for personal injury due to the failure of the Company's products among other matters. Furthermore, even if the Company is found not liable as to any such claims, it could nevertheless expend a considerable sum in defending itself against such claims.

(x) CONTROL BY MANAGEMENT: Mr. Kelly owns the majority of the Company's Common Stock and will be in a position to control the affairs of the Company, including the election of directors.

(xi) NO ESCROW OF PLACEMENT PROCEEDS: There is no minimum or maximum number of Unit(s) which must be sold by the Company pursuant to this agreement, and there is no assurance that any specific number of Unit(s) will be sold. All proceeds from the sale of the Unit(s) offered hereby will be deposited into the Company's general business account upon receipt and will be available for immediate corporate use without using an escrow of any kind.

(xii) NO ASSURANCE OF REPAYMENT ON NOTE OR ABILITY TO CONVERT NOTE OR EXERCISE
WARRANT: The note(s) included as part of the Unit(s) offered hereby are not secured by any of the Company's assets. There is no assurance that the note(s) will be repaid, when mature, or that in the event of any bankruptcy proceeding or liquidation of the Company investors will receive any payment on such note(s). The note(s) may not be converted into Common Stock, and the Warrants may not be exercised unless and until the Company completes an initial public offering of its common stock. The Company has no commitment from any investment banking firm for such an offering and there is no assurance that the Company will ever conduct a public offering.

(xiii) PATENTS AND TECHNOLOGY: The Company has acquired its technology from Safe Tech Medical Products Inc. and Mr. Michael Haining , the inventor, (subject to a $200,000 loan and security interest in favor of one of the Company's shareholder's). The Company has no outstanding obligations to Safe Tech Medical Products Inc. and or the Inventor, Mr. M. Haining, whatsoever.

Purchaser Initials_______

(xiv) POSSIBLE COMMISSIONS ON SALES OF UNIT(S): The Company may engage one or more broker/dealers to assist the Company in the sale of the Unit(s) offered herein and pay a commission on such sales procured through the services of any such placement agent or agents.

(xv) DILUTION: Purchaser(s) of the Unit(s) offered hereby will experience an immediate substantial dilution in net tangible book value per share of common stock from the placement price hereunder.

(xvi) NO DIVIDENDS: No Dividends have been paid on the Common Stock of the Company. It is anticipated that profits received from operations (if any), will be devoted to the Company's future operations. The Company does not anticipate the payment of cash dividends on its Common Stock in the foreseeable future, and any decision to pay dividends will depend upon the Company's profitability at that time, cash available therefore and other factors. ANY PURCHASER(S) WHO ANTICIPATE OR REQUIRE AN IMMEDIATE NEED FOR INCOME FROM AN INVESTMENT MADE IN THE UNIT(S) OFFERED HEREBY SHOULD NOT PURCHASE THE UNIT(S) OFFERED HEREIN.

(xvii) USE OF PROCEEDS: The proceeds obtained by the Company from the sale of the units offered herein will be used for (a) repayment of certain short term debt instruments (b) further development of the Company's core patented technology and (c) general working capital. The management of the Company will continue to have broad discretion as to the application of the use of proceeds.

(xviii) LITIGATION: The Company is a party to certain litigation which it believes is either of questionable merit or in the aggregate, immaterial to its operations as a whole. The litigation is comprised of routine business disputes arising out of its day to day operations. All such actions are being vigorously defended and no one of them are expected to result in either a damage award or significant expense to damage the day to day operations of the Company. The Company does not believe that these cases, if lost, would materially affect the Company's operations.

(xix) DETERMINATION OF OFFERING PRICE: The offering price for the Securities offered hereby bears no relationship to the assets, prospects, net worth of the Company, or any recognized criteria of value and should not be considered to be any indication of the actual value of the Company or it Securities. The offering price of the Securities offered herein has been determined by the management of the Company and there can be no assurance that subsequent trading if any of the Unit(s), Unit(s) Shares, Warrant(s) and or the Shares underling the Warrant(s) will be at prices equal to or higher then the purchase price of the securities offered herein.

(c) ABILITY TO BEAR THE RISK: Purchaser(s) can bear the economic risk of an investment in the Unit(s), including the total loss of such investment.

(d) APPROPRIATE INVESTMENT: Purchaser(s) believes, in light of the information provided herein and pursuant to paragraph 3 (a) above, the purchase of the Unit(s) pursuant to the terms of this agreement is an appropriate and suitable investment for the Purchaser(s).

Purchaser Initials_______

(e) BUSINESS SOPHISTICATION: Purchaser(s) is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of purchasing the securities offered herein by the Company.

(f) Residency: Purchaser(s) is a resident of the State of: ____________________

(g) Status as AN "ACCREDITED INVESTOR": Purchaser(s) is (check all that apply):

         ___(l) A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $2,500,000.

         ___(2) A natural person whose individual income was in excess of $400,000, or whose joint income with his or her spouse was in excess of $500,000, in each of the two most recent years, and who has a reasonable expectation of reaching the same income level for the current year.

         ___(3) A bank, insurance company, registered investment company, business development company, small business investment company or employee benefit plan.

         ___(4) A savings and loan association, credit union, or similar financial institution or a registered broker or dealer.

         ___(5)   A Private business development company

         ___(6) An organization described in Section 501 (c)(3) of the Internal Revenue Code with assets in excess of $5,000,000.

         ___(7) A corporation, or similar business trust, or partnership with assets in excess of $5,000,000.

         ___(8)   A trust with assets in excess of $5,000,000.

         ___(9)   A director or executive officer of the Company.

         ___(10)  None of the above.

(If your status as an "Accredited Investor" is based upon other than 1,2, or 9 above, we will contact you to obtain more specific information.)

4. INVESTMENT PURPOSE IN ACQUIRING THE UNIT(S): Purchaser(s) and the Company acknowledge that the Unit(s), including the Note(s), the Warrant(s), and the Common Stock underlying the Warrant(s), have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws.

Purchaser Initials_______

Securities issued herein will be issued to Purchaser(s) in reliance on exemptions from the registration requirements of the Act and applicable state securities laws and in reliance on the Purchaser(s) and the Company's representations and agreements contained herein. Purchaser(s) is subscribing to acquire the Unit(s) for the account of Purchaser(s) for Investment purposes only and not with a view to their resale or distribution.

Purchaser(s) has no present intention to divide his, her, or its participation with others or to resell or otherwise dispose of all or any part of the Unit(s). In making these representations, Purchaser(s) understands that, in the view of the Securities and Exchange Commission (the "Commission"), exemption of the Unit(s) from the registration requirements of the Act would not be available if, not withstanding the representations of Purchaser(s) if he she or it has in mind merely acquiring the Unit(s) for resale.

5. COMPLIANCE WITH SECURITIES ACT: Purchaser(s) agrees that if the Unit(s), the Note(s), the Warrant(s), the Common stock underlying the Warrant(s), or any part of the foregoing are sold or distributed in the future, Purchaser(s) shall sell or distribute them pursuant to the requirements of the Act and applicable state securities laws. Purchaser(s) agree that Purchaser(s) will not transfer any part of the Unit(s) without (1) obtaining a No Action letter from the Commission and applicable state securities commissions, (2) obtaining an opinion of counsel satisfactory in form and substance to the Company to the effect that such transfer is exempt from the registration requirements under the Act and applicable state securities laws, or (3) such registration.

6. RESTRICTIVE LEGEND: Purchaser(s) agrees that the Company may place a restrictive legend on the documents representing the Unit(s), the Note(s) and the Warrant(s).

7. STOP TRANSFER ORDER: Purchaser(s) agree that the Company may place a stop transfer order with its registrar and stock transfer agent (if any) covering all documents, or certificates representing the Unit(s), the Note(s), the Common Stock or the Common Stock Underlying the Warrant(s).

8. KNOWLEDGE OF RESTRICTIONS UPON TRANSFER OF THE UNITS: Purchaser(s) understands that the Unit(s), including the Note(s), the Warrant(s) the Common Stock and any Common Stock issuable upon the exercise of the Warrant(s), are not freely transferable and may in fact be prohibited from sale for an extended period of time and that, as a consequence thereof, the undersigned must bear the economic risk of an investment in the Unit(s) for an indefinite period of time and may have extremely limited opportunities to dispose of the same. Purchaser(s) understands the Rule 144 of the Commission permits the transfer of "restricted securities" of the type herein involved only under certain conditions, after and including a minimum two year holding period, (which with respect to the converted shares of common stock and the common stock underlying the warrant(s), will not begin to run until the exercise of the convertible option and the exercise of the warrant(s)) and the availability to the public of certain information concerning the Company.

10. ADDITIONAL DOCUMENTS: Purchaser(s) agrees to execute such other documents and instruments (if any) as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of the Unit(s), Note(s), Warrant(s) and Share(s) with federal and state laws.

Purchaser Initials_______
                                       6

12. BINDING EFFECT: Neither this agreement nor any interest herein shall be assignable by Purchaser(s) without the prior written consent of the Company. The provisions of this agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors, and assigns.

13. REPRESENTATIONS TO SURVIVE DELIVERY: The representations, warranties, and agreements of the Company and Purchaser(s) contained in this agreement will remain operative and in full force and effect and will survive the payment of the purchase price pursuant to Section 1 above and the delivery of documents representing the Unit(s).

14. GOVERNING LAW: This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, exclusive of its conflict of laws rules.

IN WITNESS WHEREOF, the undersigned has hereunto affixed his, her, or its signature.

In the Presence of:

--------------------------------            --------------------------------


                                            --------------------------------
                                            BY: Purchaser

                                            Address: _______________________


                                            --------------------------------

The Company hereby accepts the purchasers intent to purchase the Unit(s) as evidenced by this Securities Purchase Agreement and Purchaser(s) Investment Representation Agreement.

In the Presence of:                         Re-Track USA, Inc.

----------------------------                ---------------------------
                                            BY: Martin Kelly, President

Purchaser Initials_______

                            PURCHASER(S) INFORMATION

             -------------------------------------------------------
           (Please print name(s) in which the Units are to be issued)


                         ------------------------------
                                Taxpayer I.D. No.


Address:  ___________________________________________________________________


City:  ______________________________________________________________________


Telephone Number  _______________________


Check One:


____ Individual Ownership                            ____ Tenants in Common


____ Other                                           ____ Joint Tenants

Purchaser Initials_______

                           CONVERTIBLE PROMISSORY NOTE
                                                                       Exhibit A
$__________                                                     August ___, 1999

          FOR VALUE RECEIVED, Re-Track USA Inc. a Delaware corporation (the "Maker"), hereby agrees and promises to pay to the order of _______________ (the "Holder") the principal sum of _______________________ Dollars on ___________
(Three years from the date of this Note above), together with interest on the unpaid principal balance hereof at the rate of seven (7%) percent per annum.

          If a default occurs in the payment of principal or interest when due in accordance with the terms and conditions of this Note, the Maker agrees to pay the costs of collection, including reasonable attorneys' fees. This Note may be prepaid at any time in any amount, without penalty or premium. All prepayments or payments shall be applied against any unpaid interest and then against principal.

          Without affecting the liability of the Maker, the Holder may, without notice, renew or extend the time for payment or accept partial payments. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. The Maker hereby waives presentment for payment, protest and notice of non-payment.

          At any time during the six (6) month following the effective date of a Registration Statement (if any) filed by the Maker with the Securities and Exchange Commission in respect of an initial public offering for cash of the Maker's Common Stock (an "IPO"), the Holder may elect to convert all, but not less than all, of the outstanding principal and accrued interest of this Note into Common Stock of the Maker. The number of such shares issuable upon conversion of this Note shall be computed by dividing (x) the outstanding principal and interest of this Note at the time written notice as described below is received by the Maker by (y) a conversion price computed as 50% of the initial public offering price on the cover page of the Maker's Prospectus for the IPO, rounded up to the next nearest $.10. Any fractional share so computed shall not be issued. The Holder may exercise the conversion rights hereunder by giving written notice to the Maker at its principal executive offices, which notice must be received by 5:00 PM on or prior to the date of expiration of these conversion rights.

IN WITNESS WHEREOF, the undersigned has hereunto affixed its signature.

                                                   Re-Track USA, Inc.


___________________________                        By:__________________________
Notary Public                                           Martin Kelly, President

Purchaser Initials_______

                                     WARRANT
                                                                       EXHIBIT B
                              TO PURCHASE SHARES OF
                                 COMMON STOCK OF
                               RE-TRACK USA, INC.
                                                              August ____ , 1999

          This Certifies that, in consideration of having provided certain private financing to Re-Track USA, Inc. a Delaware corporation (the "Company"), ______________ (the "Warrant holder") is entitled to subscribe for and purchase from the Company, at any time commencing on the Company's IPO Date, if any (as defined below), and ending on or before 5:00 PM Central Time, on the date which is two (2) years following the IPO Date, the number of shares of the Company's Common Stock as computed below at the Purchase Price set forth herein, subject to adjustment as hereinafter set forth.

1. DEFINITIONS: For all purposes of this Warrant the following terms shall have the following meanings:

         "COMMISSIONS": shall mean the Securities and Exchange Commission, or any other federal agency then administering the Securities Act.

         "COMPANY": shall mean Re-Track USA, Inc. a Delaware corporation, and any corporation which shall succeed to, or assume, the obligations of said corporation hereunder.

         "COMMON STOCK": shall mean the shares of Common Stock of the Company.

         "IPO": shall mean an initial public offering for cash of the Company's Common Stock conducted pursuant to a registration statement filed under the Securities Act with the Commission.

         "IPO DATE": shall mean the effective date of the registration statement filed by the Company with the Commission in respect of an IPO.

         "NUMBER": shall mean the number of shares of Common Stock purchasable upon exercise of this Warrant. The Number shall be computed by dividing (x) $________ (representing the aggregate purchase price by the initial Warrant holder hereunder for Unit(s) of the Company issued in a private placement conducted in 1999) by (y) a conversion price computed as 50% of the initial public offering price on the cover page of the Company's Prospectus for the IPO, rounded up to the next nearest $.10. Any fractional portion of the Number as so computed shall be disregarded. The Number is subject to adjustment as hereinafter provided.

         "OTHER SECURITIES": shall mean any stock (other than Common Stock) or other securities of the Company or any other person (corporate or otherwise) which the Warrant holder at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

Purchaser Initials_______

         "PURCHASE PRICE": shall mean 120% of the initial public offering price on the cover page of the Company's Prospectus for an IPO. The Purchase Price is subject to adjustment as hereinafter provided.

         "SECURITIES ACT": shall mean the Securities Act of 1993, as amended, and the rules and regulations of the Commission thereunder, as in effect at the time.

         "SUBSCRIPTION FORM": shall mean the subscription forms attached hereto.

         "TRANSFER": shall mean any sale, assignment, pledge, or other disposition of any Warrants and/or Warrant Shares, or of any interest in either thereof, which would constitute a sale thereof within the meaning of Section 2(3) of the Securities Act.

         "WARRANT SHARES": shall mean the shares of Common Stock purchased or purchasable by the Warrant holder upon the exercise of the Warrants pursuant to
Section 2 hereof

         "WARRANT HOLDER": shall mean the holder or holders of the Warrants or any related Warrant Shares.

         "WARRANTS": shall mean the Warrants (including this Warrant), identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised, evidencing the right to purchase initially an aggregate of _________shares of Common Stock, and all Warrants issued in exchange, transfer or replacement thereof

All terms used in this Warrant which are not defined in Section 1 hereof have the meanings respectively set forth elsewhere in this Warrant.

2. EXERCISE OF WARRANT, ISSUANCE OF CERTIFICATE, AND PAYMENT FOR WARRANT SHARES:
This Warrant may not be exercised unless and until the Company completes an IPO. The rights represented by this Warrant may be exercised at any time on or after the IPO Date and from time to time, prior to expiration hereof, by the Warrant holder, in whole or in part (but not as to any fractional share of Common Stock), by: (a) delivery to the Company of a completed Subscription Form, (b) surrender to the Company of this Warrant properly endorsed and signature guaranteed, and (c) delivery to the Company of a certified or cashier's check made payable to the Company in an amount equal to the aggregate Purchase Price for the Number of shares of Common Stock being purchased, at its principal office or agency (or such other office or agency of the Company as the Company may designate by notice in writing to the holder hereof). The Company agrees and acknowledges that the shares of Common Stock so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant, properly endorsed, and the

Purchaser Initials_______
                                       11

Subscription Form shall have been surrendered and payment made for such shares as aforesaid. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within 15 days thereafter, execute or cause to be executed and deliver to the Warrant holder a certificate or certificates representing the aggregate number of shares of Common Stock specified in said Subscription Form. Each stock certificate so delivered shall be in such denomination as may be requested by the Warrant holder and shall be registered in the name of the Warrant holder or such other name as shall be designated by the Warrant holder. If this shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Warrant holder a new Warrant evidencing the rights of such holder to purchase the remaining shares of Common Stock covered by this Warrant. The Company shall pay all expenses, taxes, and other charges payable in connection with the preparation, execution, and delivery of stock certificates pursuant to this Section 2, except that, in case any such stock certificate or certificates shall be registered in a name or names other than the name of the Warrant holder, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificate or certificates shall be paid by the Warrant holder to the Company at the time of delivering this Warrant to the Company as mentioned above.

3. OWNERSHIP OF THIS WARRANT: The Company may deem and treat the registered Warrant holder as the holder and owner hereof (notwithstanding any notations of ownership or writing made hereon by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for transfer as provided herein and then only if such transfer meets the requirements of Section 5 hereof.

4. EXCHANGE, TRANSFER AND REPLACEMENT: Subject to Section 5 hereof, this Warrant is exchangeable upon the surrender hereof by the Warrant holder to the Company at its office or agency described in Section 2 hereof for new Warrants of like tenor and date representing in the aggregate the right to purchase the Number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares (not to exceed the aggregate total Number purchasable hereunder) as shall be designated by the Warrant holder at the time of such surrender. Subject to Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the Warrant holder in person or by duly authorized attorney, and a new Warrant of the same tenor and date as this Warrant, but registered in the name of the transferee, shall be executed and delivered by the Company upon surrender of this Warrant, duly endorsed, at such office or agency of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in the case of loss, theft, or destruction, of indemnity or security reasonable satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer, or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 4.

5. RESTRICTIONS ON TRANSFER: Notwithstanding any provisions contained in this Warrant to the contrary, neither this Warrant nor the Warrant shares shall be transferable except upon the conditions specified in this Section 5, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act in respect to the transfer of this Warrant or such Warrant Shares. The holder of this WARRANT AGREES THAT SUCH HOLDER WILL NOT

Purchaser Initials_______
                                       12

TRANSFER this Warrant or the related Warrant Shares (a) prior to delivery to the Company of an opinion of counsel selected by the Warrant holder and reasonably satisfactory to the Company, stating that such transfer is exempt from registration under the Securities Act or (b) until registration of such Warrants and/or Warrant Shares under the Securities Act has become effective and continues to be effective at the time of such transfer. An appropriate legend may be endorsed on the Warrants and the certificates of the Warrant Shares evidencing these restrictions.

6. ANTIDILUTION PROVISIONS: The rights granted hereunder are subject to the following:

(a) STOCK SPLITS AND REVERSE SPLITS: In case at any time after the IPO Date, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares (including upon a dividend made in Common Stock), the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time after the IPO Date, the Company shall combine its outstanding shares of Common Stock into smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this paragraph (a), no adjustment in the purchase price and no change in the number of Warrants Shares so purchasable shall be made pursuant to this section 6 as a result of or by any such subdivision or combination.

(b) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER, OR SALE: If any capital reorganization or reclassification or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive Common Stock, Other Securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Warrant holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately there to for purchasable and receivable upon the exercise of the Warrants such shares of Common Stock, Other Securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common stock equal to the number of shares of Common Stock immediately thereto for purchasable and receivable upon the exercise of the Warrants had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Warrant holder so that the provisions of the Warrants (including, without limitation, provisions for adjustment of the Purchase Price and of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of Common Stock, Other Securities or assets, thereafter deliverable upon the exercise of the Warrants.

Purchaser Initials_______
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

7. NOTICES: Any notice or other document required or permitted to be given or delivered to the Warrant holder shall be delivered or sent by certified mail to the Warrant holder at last address shown on the books of the Company maintained for the registry and transfer of the Warrants. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered or sent by certified or registered mail to the principal office of the Company.

8. NO RIGHTS AS SHAREHOLDERS: Limitation of Liability: This Warrant shall not entitle any holder hereof to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a shareholder of the Company whether such liability is asserted by the Company or by creditors of the Company.

9. GOVERNING LAW: This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, exclusive of its conflict of laws rules.

10. MISCELLANEOUS: This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer, and to be dated as of the ______ day of _______, 1999.

                                                   Re-Track USA, Inc.



___________________________                        By:__________________________
Notary Public                                           Martin Kelly, President


"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993 (THE "1993 ACT") OR UNDER THE SECURITIES LAWS OF ANY OTHER STATE AND MAY NOT BE TRANSFERRED WITHOUT (i) THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE 1993 ACT OR THE SECURITIES LAWS OF ANY APPLICATION STATE; OR (ii) SUCH REGISTRATION."

Purchaser Initials_______

                             FULL SUBSCRIPTION FORM

To be Executed By the Registered Warrant holder if
He Desires to Exercise in Full the Within Warrant


The undersigned hereby exercises the right to purchase the __________________

shares of Common Stock covered by the within Warrant at the date of this subscription and herewith makes payment of the sum of $_________________________

representing the Purchase Price of $ ___________ per share in effect at that date. Certificates for such shares shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription.

Dated:____________________

                                       Signature:        _____________________

                                       Address:          _____________________

                                                         _____________________
Purchaser Initials_______

                            PARTIAL SUBSCRIPTION FORM

To Be Executed by the Registered Warrant holder if He
Desires to Exercise in Part Only the Within Warrant


The undersigned hereby exercises the right to purchase ______________ shares of the total shares of Common Stock covered by the within Warrant at the date of this subscription and herewith makes payment of the sum of $ __________ representing the Purchase Price of $ _______ per share in effect at this date.

Certificates for such shares and a new Warrant of like tenor and date for the balance of the shares not subscribed for (if any) shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription.

[The following paragraph need be completed only if the Purchase Price and number of shares of Common Stock specified in the within Warrant have been adjusted pursuant to Section 6.]

The shares hereby subscribed for constitute _____________ shares of Common Stock (to the nearest whole share) resulting form adjustment of ______________ shares of the total of ___________ shares of Common Stock covered by the within Warrant, as said shares were constituted at the date of the Warrant.

Dated:____________________
                                       Signature:        _____________________

                                       Address:          _____________________

                                                         _____________________
Purchaser Initials_______


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